UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 1, 2008


                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

               000-18122                            87-0454148
               ---------                            ----------
       (Commission File Number)        (IRS Employer Identification Number)


                             10601 West 48th Avenue
                        Wheat Ridge, Colorado 80033-2285
                        --------------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                -----------------
                 (Former address, if changed since last report)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


(e) Effective February 1, 2008, the Company's Board of Directors approved an employment agreement between the Company and Randall P. Marx, the Company's Chief Executive Officer, effective as of January 31, 2008. Mr. Marx has served as the Company's Chief Executive Officer from November 1991 to July 2000 and from February 2001 to the present. The employment agreement was recommended to the Board by the Compensation Committee. The agreement provides for annual compensation of $275,000 in 2008 and $300,000 in 2009, with 5% annual increases if the agreement is extended. The agreement may be extended by mutual consent on an annual basis for 2010, 2011 and 2012. Mr. Marx will receive a bonus of $25,000 for 2007 and will also be eligible to receive a bonus in 2008 and subsequent years, ranging from $50,000 to $300,000, if certain net income goals are achieved. The agreement also provides, in the event of a not-for-cause termination, for Mr. Marx to receive severance calculated on the basis of 20 months of his then current salary as well as a pro-rated bonus for the year of termination. Mr. Marx will also be entitled to a $75,000 payment if his employment is terminated prior to December 31, 2012.

The above description of the terms of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as exhibit to this Form 8-K.


ITEM 9.01. Financial Statements and Exhibits


Exhibit Number    Exhibit Title
--------------    -------------

10.4              Employment Agreement with Mr. Randall P. Marx


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARC WIRELESS SOLUTIONS, INC.


Date: February 7, 2008                      By: /s/ Monty R. Lamirato
                                                -------------------------
                                                Monty R. Lamirato
                                                Chief Financial Officer